UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORTPURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 1, 2009

Commission File Number: 000-53461

MANTRA VENTURE GROUP LTD.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada
(state or other jurisdiction of incorporation or organization)

1205 – 207 West Hastings Street
Vancouver, British Columbia, V6B 1H7
(Address of principal executive offices)

(604) 609 2898
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Certain Officers; Appointment of Certain Officers

On October 1, 2009, Mantra Venture Group Ltd. (the “Company”) officially accepted the resignation of Dennis Petke as the Company’s Chief Financial Officer and Principal Accounting Officer.  Mr. Petke’s resignation did not result from any disagreement with the Company.

On October 1, 2009, the Company appointed Con Buckley to act as the Company’s Chief Financial Officer and Principal Accounting Officer.

Mr. Buckley, age 65, graduated from the faculty of commerce at the University of British Columbia in 1968 with a major in finance. Admitted as a member of the institute of chartered accountants of British Columbia in 1971, Mr. Buckley is currently the senior partner of the Vancouver accounting firm of Buckley Dodds, where he started in January of 1994.  As a member of the Buckley Dodds staff, Mr. Buckley has been involved with several public company IPOs as well as various government programs instituted to help with financing for Canadian companies, and helped structure various debt and equity instruments to meet the needs of his clients.

The Company entered into a management agreement with Mr. Buckley on October 1, 2009 for a period of one year.  Pursuant to the terms of the management agreement, Mr. Buckley will be paid US$6,000 per month and will be granted options to acquire 400,000 shares of the Company’s common stock at $0.20 per share.  The options are valid until October 1, 2010.  The management agreement may be terminated by the Company with 7 days notice and will automatically renew on September 30 of each year unless otherwise terminated.

There are no family relationships between any of the Company’s officers or directors.

Item 1.02 Termination of a Material Definitive Agreement

On October 1, 2009, upon the resignation of Dennis Petke as the Company’s Chief Financial Officer and Principal Accounting Officer, the management agreement between the Company, Mr. Petke, and Q4 Financial Group Inc., a company controlled by Mr. Petke was terminated.  The Company has not incurred any penalties in connection with the early termination of this agreement.  The terms of the agreement were as follows:

•
Q4 will be paid $8,500 per month plus a one time issuance of options to purchase 800,000 common shares of the Company at $0.30 per share for providing services customary to the position of Chief Financial Officer.

o	The options will expire the earlier of January 7, 2011 or immediately upon the Mr. Petke ceasing to act as the Chief Financial Officer of the Company.
•
Q4 will be issued options to purchase 200,000 common shares of the Company at $0.30 per share as consideration for agreeing to act as a director of the Company.  These options were issued immediately upon the execution of the Agreement, but will expire the earlier of:

o	by January 7, 2011;
o	if the Consultant does not provide a consent to act once, and if, duly elected to the Company’s board of directors; and
o	immediately upon the Consultant ceasing to act on the Company’s board of directors.
•	The Consultant agrees not to exercise any more than 250,000 of all of the options granted to him pursuant to the agreement in any 90 day period until October 1, 2009.
•	The Consultant shall not sell more than 250,000 shares acquired through the exercise of the options granted to him pursuant to the Agreement in any 90 day period.
•	The Agreement is valid until January 6, 2011, but is automatically renewable absent notice to terminate from either party.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1	Management Agreement with Con Buckley dated October 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2009	MANTRA VENTURE GROUP LTD.
(Registrant)

By: /s/ Larry Kristof
President and Chief Executive Officer, Director